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                                                                    Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1995 Stock Incentive Plan of Sensormatic Electronics Corporation and to the incorporation by reference therein of our report dated August 8, 1994, with respect to the consolidated financial statements and schedules of Sensormatic Electronics Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1994, filed with the Securities and Exchange Commission.



                                                    /s/ ERNST & YOUNG LLP


West Palm Beach, Florida
March 27, 1995